SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 6, 2000

Marketing Specialists Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-24667 (Commission file number)	04-3411833 (IRS employer identification no.)

17855 N. Dallas Parkway, Suite 200
Dallas, Texas 75287
(Address and zip code of principal executive offices)

Registrant's telephone number, including area code:
(972) 349-6200

________________________

Merkert American Corporation
490 Turnpike Street
Canton, Massachusetts 02021
(Former name and address)

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Item 5.  Other Events

          The Registrant reports that on June 13th, 2000 it entered into a Settlement Agreement and Mutual Release (the "Settlement Agreement") with Monroe & Company, LLC ("Monroe LLC"). Monroe LLC filed an action entitled Monroe & Company, LLC v. Marketing Specialists Corporation, Civil Action No. 99-4745F, in Middlesex Superior Court, Commonwealth of Massachusetts, asserting, among other things, this it was due certain advisory fees arising out of certain letter agreements. The Registrant filed an answer denying liability, and a counterclaim for breach of contract arising out of the letter agreements. The terms of the Settlement Agreement remain confidential.

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SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARKETING SPECIALISTS CORPORATION

By: /S/ TIMOTHY M. BYRD ________________________________ Timothy M. Byrd Chief Financial Officer

Date:  July 6, 2000